Exhibit 10.21

May 16, 2002

To the Officers and Directors of
CareDecision Corporation
2660 Townsgate Road, Suite 300
Westlake Village, CA 91361

Gentlemen:

In this letter Agreement to the Officers and Directors of CareDecision Corporation (the "Company") dated May 15, 2003, David Mizrahi ("the undersigned") agrees to convert his loan instrument, with a face value of $20,000.00 (the "Instrument"), plus interest from January 5, 2002 through May 14, 2003 a total of $22,475, to the conversion offer captioned below. As inducement to the undersigned the Company here amends any and all of its previous offers, whether express or implied to the following:

Conversion of the instrument on the basis of twenty five (25) shares of CareDecision Corporation common stock for each dollar of investment, plus interest, represented in the instrument.


I accept  /s/ DM  my initials (David Mizrahi) - 561,875 shares CDED-



Conversion of 60,000 Class "A" Purchase Warrants in Medicius, Inc. The conversion of the Class "A" Warrants of Medicius, Inc. into shares of CareDecision Corporation common stock shall be on the basis of three (3) shares of CareDecision Corporation for each Medicius, Inc. "A" Warrant converted, or 180,000 CareDecision Corporation common shares.


I accept  /s/ DM  my initials (David Mizrahi) -1 80,000 shares CDED-



Pursuant to this letter agreement the undersigned understands that the Company has prepared and filed with the U.S. Securities and Exchange Commission a registration statement (as amended and supplemented from time to time), the "REGISTRATION STATEMENT" under the 1933 Act. The Company is obligated to amend this registration statement at an appropriate time so as to register the securities described in this letter agreement. However, should this Registration Statement be declared effective prior to the execution hereof, Company agrees to include the securities described herein in the next Registration Statement it files, or amendment to any effective Registration Statement during the course of its business. In addition, the Company agrees to use best efforts to keep any effective Registration Statement in compliance with the 1933 Act for a period of two years from its effective date.


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The undersigned declares and warrants that he understands that there are risks inherent in investing in stock, and that there is no guarantee concerning his principal investment. The undersigned further warrants that the information enclosed in this letter Agreement by the undersigned is accurate in all respects, and upon its receipt by the Company, the undersigned's instrument conversion shall be completed.

Sincerely,

/s/ David Mizrahi
    David Mizrahi


Address:

4425 Sherman Ave.
West Deal, NJ 07723

SSN:
###-##-####



Read, understand and accepted,

By: /s/ Keith Berman                  Date:  5/21/03
    Keith Berman
    Treasurer and CFO
    CareDecision
    Corporation



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